PRESS RELEASE FOR IMMEDIATE RELEASE Contact: Jason H. Weber EVP/Treasurer & Chief Financial Officer 717.339.5090 jweber@acnb.com ACNB CORPORATION REPORTS 2025 SECOND QUARTER FINANCIAL RESULTS GETTYSBURG, PA, July 24, 2025 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $11.6 million, or $1.11 diluted earnings per share, for the three months ended June 30, 2025 compared to net income of $11.3 million, or $1.32 diluted earnings per share, for the three months ended June 30, 2024 and compared to net loss of $272 thousand, or $0.03 diluted loss per share, for the three months ended March 31, 2025. Financial results for the three months ended March 31, 2025 were impacted by two discrete items that were related to the acquisition of Traditions Bancorp, Inc. (“Traditions”) (“Acquisition”): a provision for credit losses on non-purchase credit deteriorated (“PCD”) loans of $4.2 million, net of taxes, and merger- related expenses, net of taxes, totaling $6.2 million. 2025 Second Quarter Highlights • Fully taxable equivalent (“FTE”) net interest margin was 4.21% for the three months ended June 30, 2025 compared to 4.07% for the three months ended March 31, 2025 and 3.82% for the three months ended June 30, 2024. • Return on average assets was 1.43% and return on average equity was 11.96% for the three months ended June 30, 2025. • Total loans were $2.34 billion at June 30, 2025, an increase of $19.6 million, or 0.8%, from March 31, 2025, or 3.4% on an annualized basis. • Tangible common equity to tangible assets ratio1 of 9.65% at June 30, 2025 compared to 9.33% at March 31, 2025 and 9.84% at June 30, 2024. The net unrealized loss on the available for sale securities portfolio was $36.2 million at June 30, 2025 compared to a net unrealized loss of $39.7 million at March 31, 2025 and a net unrealized loss of $52.7 million at June 30, 2024. Exhibit 99.1 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

• As announced on Form 8-K on July 23, 2025, the Board of Directors approved and declared a regular quarterly cash dividend of $0.34 per share of ACNB Corporation common stock for the second quarter, reflecting a $0.02, or 6.3%, increase over the same period of 2024. • ACNB repurchased 71,592 shares of ACNB common stock in open market transactions during the three months ended June 30, 2025. On June 18, 2025, the Corporation announced that the Board of Directors approved a plan to repurchase, in open market transactions at prevailing market prices, up to 314,000 shares or approximately 3.0%, of the outstanding shares of ACNB’s common stock. “We are pleased to share strong results for the second quarter of 2025 which reflect our first full quarter of combined operations including Traditions Bank, a division of ACNB Bank. After completing the acquisition in early February of this year, we are excited to share that we have successfully completed our system conversion enabling all ACNB Bank customers to bank at any convenient location.” said James P. Helt, ACNB Corporation President and Chief Executive Officer. “Our financial results reflect our continued commitment to our community banking business model and to generating long term shareholder value. The quarter was represented by strong profitability, an increase in quarter over quarter net loan growth, stable asset quality and an active capital management strategy supported by a $0.34 second quarter dividend payment and continued open market share repurchases.” Mr. Helt continued, “As we look to the remainder of the year, we are focused on managing through the uncertain national economic challenges by continuing to diversify our revenue streams with ACNB Insurance Services, our Wealth Management teams and Traditions Mortgage. We are optimistic that our strong capital position, ample liquidity, superior asset quality metrics and our focus on profitability will enable us to deliver on our commitment to our many different stakeholders.” ACNB’s financial results for any periods ended prior to February 1, 2025 reflect ACNB on a standalone basis. As a result, ACNB’s financial results for the three months ended June 30, 2025 may not be directly comparable to prior reported periods. Net Interest Income and Margin Net interest income for the three months ended June 30, 2025 totaled $31.0 million, an increase of $10.0 million from the three months ended June 30, 2024 and an increase of $3.9 million from the three months ended March 31, 2025. The increases were driven primarily by the Acquisition. The FTE net interest margin for the three months ended June 30, 2025 was 4.21%, a 39 basis points increase from the three months ended June 30, 2024 and a 14 basis points increase from the three months ended March 31, 2025. The accretion impact of acquisition accounting adjustments on loans and deposits from the Acquisition was $2.2 million and $1.5 million for the three months ended June 30, 2025 and the three months ended March 31, 2025, respectively. The following discussion of increases in average balances and yields compared to the previous periods were driven primarily by the Acquisition. For the three months ended June 30, 2025, total average loans increased $678.7 million and $217.1 million compared to the three months ended June 30, 2024 and the three months ended March 31, 2025, respectively. The yield on total loans was 6.29% for the three months ended June 30, 2025, an increase of 76 basis points compared to the three months ended June 30, 2024 and an increase of 21 basis points from the three months ended March 31, 2025. For the three months ended June 30, 2025, total average interest- bearing deposits increased $613.8 million from the three months ended June 30, 2024 and increased $203.0 million from the three months ended March 31, 2025. The average rate paid on interest-bearing deposits was 1.49% for the three months ended June 30, 2025, an increase of 70 basis points from the three months ended ACNB Corporation Press Release/2025 Second Quarter Financial Results July 24, 2025 Page 2 of 12

June 30, 2024 and an increase of 11 basis points from the three months ended March 31, 2025. For the three months ended June 30, 2025, total average noninterest-bearing demand deposits increased $78.0 million from the three months ended June 30, 2024 and increased $50.4 million from the three months ended March 31, 2025. Noninterest Income Noninterest income for the three months ended June 30, 2025 was $8.7 million, an increase of $2.3 million from the three months ended June 30, 2024 and an increase of $1.5 million from the three months ended March 31, 2025. Gain from mortgage loans held for sale for the three months ended June 30, 2025 was $1.6 million, an increase of $1.5 million from the three months ended June 30, 2024 and an increase of $720 thousand from the three months ended March 31, 2025. Insurance commissions for the three months ended June 30, 2025 were $2.9 million, an increase of $161 thousand from the three months ended June 30, 2024 driven primarily by timing of policy renewals and new business and an increase of $761 thousand from the three months ended March 31, 2025 driven primarily by seasonally stronger policy renewals and an increase in contingent commission income during the three months ended June 30, 2025 for contingent commissions earned in 2024. Service charges on deposits were $1.2 million, an increase of $158 thousand from the three months ended June 30, 2024 and an increase of $85 thousand from the three months ended March 31, 2025 driven primarily by the Acquisition. Noninterest Expense Noninterest expense for the three months ended June 30, 2025 increased $9.0 million from the three months ended June 30, 2024 and decreased $4.0 million from the three months ended March 31, 2025. Merger-related expenses totaled $1.9 million for the three months ended June 30, 2025 compared to $23 thousand for the three months ended June 30, 2024 and $8.0 million for the three months ended March 31, 2025. Salaries and employee benefits expense increased $3.3 million during the three months ended June 30, 2025 compared to the three months ended June 30, 2024 and increased $832 thousand compared to three months ended March 31, 2025 driven primarily by an increased number of employees attributable to the Acquisition, merit increases and higher mortgage commissions. Net occupancy increased $286 thousand for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 driven primarily by the Acquisition and decreased $165 thousand compared to the three months ended March 31, 2025 driven primarily by lower snow removal costs. Equipment expense increased $969 thousand for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 and increased $259 thousand compared to the three months ended March 31, 2025 driven primarily by the Acquisition and the implementation of new additional products into our core processing system. Other tax decreased $136 thousand for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 and decreased $307 thousand compared to the three months ended March 31, 2025 driven primarily by earned income tax credits recognized in the period. Intangible assets amortization increased $826 thousand during the three months ended June 30, 2025 compared to the three months ended June 30, 2024 and increased $284 thousand compared to the three months ended March 31, 2025 driven by the Acquisition. Other increased $1.5 million for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 and increased $1.0 million compared to the three months ended March 31, 2025 driven primarily by the Acquisition, earned income tax related donations, and higher internet banking services. ACNB Corporation Press Release/2025 Second Quarter Financial Results July 24, 2025 Page 3 of 12

Loans and Asset Quality Total loans outstanding were $2.34 billion at June 30, 2025, an increase of $19.6 million from March 31, 2025 and an increase of $662.2 million from June 30, 2024. The growth from March 31, 2025 was spread across real estate construction, commercial and industrial, home equity lines of credit and residential mortgage. The increase compared to June 30, 2024 was spread across all loan categories and was driven primarily by the Acquisition. The allowance for credit losses was $24.4 million at June 30, 2025, a decrease of $293 thousand compared to March 31, 2025 and an increase of $7.2 million compared to June 30, 2024. The decrease compared to March 31, 2025 was driven primarily by the incorporation of post-COVID lower credit loss history in the bank’s allowance for credit losses model. The increase compared to June 30, 2024 was driven primarily by the Acquisition. The allowance for unfunded commitments was $1.5 million at June 30, 2025, a decrease of $354 thousand compared to March 31, 2025 and an increase of $219 thousand compared to June 30, 2024. The decrease compared to March 31, 2025 was driven primarily by the incorporation of post-COVID lower credit loss history in the bank’s allowance for unfunded commitments model and lower commitments. The increase compared to June 30, 2024 was driven primarily by the Acquisition. Non-performing loans were $10.1 million, or 0.43%, of total loans, net of unearned income, at June 30, 2025 compared to $10.0 million, or 0.43%, of total loans at March 31, 2025 and $3.1 million, or 0.19%, of total loans at June 30, 2024. The increase in non-performing loans at June 30, 2025 compared to June 30, 2024 was driven primarily by one long-standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during 2024 and by the Acquisition. Annualized net charge-offs for the three months ended June 30, 2025 were 0.01% of total average loans compared to 0.01% for the three months ended March 31, 2025 and 0.00% for the three months ended June 30, 2024. Deposits and Borrowings Deposits totaled $2.52 billion at June 30, 2025, a decrease of $15.5 million from March 31, 2025 and an increase of $686.0 million from June 30, 2024. Included in total deposits at June 30, 2025 were $568.3 million of noninterest-bearing deposits, which increased $5.6 million and $88.6 million from March 31, 2025 and June 30, 2024, respectively. Total interest-bearing deposits were $1.96 billion at June 30, 2025 a decrease of $21.1 million from March 31, 2025 and an increase of $597.4 million from June 30, 2024. The decrease from March 31, 2025 was driven primarily by the withdrawal of a significant 1031 Exchange deposit held on behalf of a commercial customer. Time deposits, included in interest-bearing deposits, increased $3.3 million and $225.0 million since March 31, 2025 and June 30, 2024, respectively. In June 2025, ACNB Bank issued $20.0 million in brokered time deposits to partially offset the 1031 Exchange deposit withdrawal and the maturity of a $5.0 million brokered deposit during the quarter. The overall increase in total deposits compared to June 30, 2024 was driven primarily by the Acquisition. Total borrowings were $298.4 million at June 30, 2025, a decrease of $1.1 million and $5.9 million compared to March 31, 2025 and June 30, 2024, respectively. Stockholders’ Equity Total stockholders’ equity was $395.2 million at June 30, 2025 compared to $386.9 million at March 31, 2025 and $289.3 million at June 30, 2024. The increase at June 30, 2025 compared to March 31, 2025 was driven primarily by net income of $11.6 million slightly offset by dividends paid of $3.5 million and common stock repurchased of $3.1 million for the three months ended June 30, 2025. The increase at June 30, 2025 compared to June 30, 2024 was driven primarily by the common stock equity issued in the Acquisition. ACNB Corporation Press Release/2025 Second Quarter Financial Results July 24, 2025 Page 4 of 12

Tangible book value1 per share was $29.30, $28.23 and $27.82 at June 30, 2025, March 31, 2025 and June 30, 2024, respectively. ACNB repurchased 71,592 shares of ACNB common stock in open market transactions during the three months ended June 30, 2025. On June 18, 2025, the Corporation announced that the Board of Directors approved a plan to repurchase, in open market transactions at prevailing market prices, up to 314,000 shares or approximately 3.0%, of the outstanding shares of ACNB’s common stock. This new common stock open market repurchase plan replaces and supersedes any and all earlier announced repurchase plans. There were no shares repurchased under this plan during the three months ended June 30, 2025. About ACNB Corporation ACNB Corporation, headquartered in Gettysburg, PA, is the independent $3.26 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, including its operating divisions Traditions Bank and Traditions Mortgage, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 33 community banking offices and one loan office located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York, and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, MD and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com. # # # SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to ACNB Corporation Press Release/2025 Second Quarter Financial Results July 24, 2025 Page 5 of 12 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC. ACNB #2025-10 July 24, 2025 ACNB Corporation Press Release/2025 Second Quarter Financial Results July 24, 2025 Page 6 of 12

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 7 of 12

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
BALANCE SHEET DATA					
Total Assets	**$ 3,259,528**	$ 3,270,041	$ 2,394,830	$ 2,420,914	$ 2,457,753
Investment securities	**520,758**	521,306	459,472	483,604	483,868
Total loans, net of unearned income	**2,341,816**	2,322,209	1,682,910	1,677,112	1,679,600
Allowance for credit losses	**(24,353)**	(24,646)	(17,280)	(17,214)	(17,162)
Deposits	**2,524,541**	2,540,009	1,792,501	1,791,317	1,838,588
Allowance for unfunded commitments	**1,529**	1,883	1,394	1,349	1,310
Borrowings	**298,395**	299,531	271,159	293,091	304,286
Stockholders' equity	**395,151**	386,883	303,273	306,755	289,331
INCOME STATEMENT DATA					
Interest and dividend income	**$ 41,576**	$ 36,290	$ 27,381	$ 27,241	$ 26,869
Interest expense	**10,564**	9,200	6,269	6,299	5,905
Net interest income	**31,012**	27,090	21,112	20,942	20,964
(Reversal of) provision for credit losses	**(228)**	5,968	249	81	(2,990)
(Reversal of) provision for unfunded commitments	**(354)**	(480)	44	40	(259)
Net interest income after (reversal of) provisions for credit losses and unfunded commitments	**31,594**	21,602	20,819	20,821	24,213
Noninterest income	**8,682**	7,184	5,803	6,833	6,427
Noninterest expenses	**25,366**	29,335	18,388	18,244	16,391
Income (loss) before income taxes	**14,910**	(549)	8,234	9,410	14,249
Income tax expense (benefit)	**3,262**	(277)	1,639	2,206	2,970
Net income (loss)	**$ 11,648**	$ (272)	$ 6,595	$ 7,204	$ 11,279
PROFITABILITY RATIOS					
Total loans, net of unearned income to deposits	**92.76 %**	91.43 %	93.89 %	93.62 %	91.35 %
Return on average assets (annualized)	**1.43**	(0.04)	1.08	1.17	1.86
Return on average equity (annualized)	**11.96**	(0.31)	8.57	9.63	16.12
Efficiency ratio[1]	**56.21**	60.13	63.83	60.56	58.61
FTE Net interest margin	**4.21**	4.07	3.81	3.77	3.82
Yield on average earning assets	**5.64**	5.45	4.93	4.90	4.89
Yield on investment securities	**2.95**	2.91	2.58	2.59	2.65
Yield on total loans	**6.29**	6.08	5.61	5.56	5.53
Cost of funds	**1.50**	1.45	1.19	1.19	1.12
PER SHARE DATA					
Diluted earnings (loss) per share	**$ 1.11**	$ (0.03)	$ 0.77	$ 0.84	$ 1.32
Cash dividends paid per share	**0.34**	0.32	0.32	0.32	0.32
Tangible book value per share[1]	**29.30**	28.23	29.51	29.90	27.82
CAPITAL RATIOS[2]					
Tier 1 leverage ratio	**10.97 %**	11.81 %	12.52 %	12.46 %	12.25 %
Common equity tier 1 ratio	**13.96**	13.65	16.27	16.07	15.78
Tier 1 risk based capital ratio	**14.17**	13.86	16.56	16.36	16.07
Total risk based capital ratio	**15.75**	15.45	18.36	18.15	17.86
CREDIT QUALITY					
Net charge-offs to average loans outstanding (annualized)	**0.01 %**	0.01 %	0.04 %	0.01 %	0.00 %
Total non-performing loans to total loans, net of unearned income[3]	**0.43**	0.43	0.40	0.39	0.19
Total non-performing assets to total assets[4]	**0.31**	0.32	0.30	0.29	0.14
Allowance for credit losses to total loans, net of unearned income	**1.04**	1.06	1.03	1.03	1.02

[1] Non-GAAP financial measure. Please refer to the calculation on the page titled "Non-GAAP Reconciliation" at the end of this document.

[2] Regulatory capital ratios as of June 30, 2025 are preliminary.

[3] Non-performing Loans consists of loans on nonaccrual status and loans greater than 90 days past due and still accruing interest.

[4] Non-performing Assets consists of Non-performing Loans and Foreclosed assets held for resale.

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 8 of 12

Consolidated Statements of Condition
(Unaudited)

(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024
ASSETS			
Cash and due from banks	$ **32,834**	$ 23,422	$ 26,681
Interest-bearing deposits with banks	**70,275**	100,141	59,593
Total Cash and Cash Equivalents	**103,109**	123,563	86,274
Equity securities with readily determinable fair values	**936**	933	919
Investment securities available for sale, at estimated fair value	**455,317**	455,819	418,364
Investment securities held to maturity, at amortized cost (fair value $56,420, $56,219 and $57,026)	**64,505**	64,554	64,585
Loans held for sale	**16,455**	21,413	1,801
Total loans, net of unearned income	**2,341,816**	2,322,209	1,679,600
Less: Allowance for credit losses	**(24,353)**	(24,646)	(17,162)
Loans, net	**2,317,463**	2,297,563	1,662,438
Premises and equipment, net	**31,581**	32,398	25,760
Right of use asset	**4,657**	5,440	2,278
Restricted investment in bank stocks	**13,533**	13,560	11,853
Investment in bank-owned life insurance	**96,104**	98,814	80,841
Investments in low-income housing partnerships	**814**	846	940
Goodwill	**64,449**	64,449	44,185
Intangible assets, net	**24,694**	25,835	8,446
Foreclosed assets held for resale	**32**	438	406
Other assets	**65,879**	64,416	48,663
Total Assets	$ **3,259,528**	$ 3,270,041	$ 2,457,753
LIABILITIES AND STOCKHOLDERS' EQUITY			
Deposits:			
Noninterest-bearing	$ **568,301**	$ 562,700	$ 479,726
Interest-bearing	**1,956,240**	1,977,309	1,358,862
Total Deposits	**2,524,541**	2,540,009	1,838,588
Short-term borrowings	**43,041**	44,188	48,974
Long-term borrowings	**255,354**	255,343	255,312
Lease liability	**4,946**	5,790	2,278
Allowance for unfunded commitments	**1,529**	1,883	1,310
Other liabilities	**34,966**	35,945	21,960
Total Liabilities	**2,864,377**	2,883,158	2,168,422
Stockholders' Equity:			
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding at June 30, 2025, March 31, 2025 and June 30, 2024	**—**	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 11,017,121, 11,011,051, and 8,934,495 shares issued; 10,478,149, 10,543,671, and 8,545,629 shares outstanding at June 30, 2025, March 31, 2025 and June 30, 2024, respectively	**27,539**	27,521	22,330
Treasury stock, at cost; 538,972, 467,380, and 388,866 at June 30, 2025, March 31, 2025, and June 30, 2024, respectively	**(17,167)**	(14,309)	(11,101)
Additional paid-in capital	**178,553**	178,011	98,230
Retained earnings	**239,077**	230,978	226,271
Accumulated other comprehensive loss	**(32,851)**	(35,318)	(46,399)
Total Stockholders' Equity	**395,151**	386,883	289,331
Total Liabilities and Stockholders' Equity	$ **3,259,528**	$ 3,270,041	$ 2,457,753

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 9 of 12

Consolidated Income Statements
(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
INTEREST AND DIVIDEND INCOME				
Loans, including fees				
Taxable	**$ 36,555**	$ 22,675	**$ 68,231**	$ 44,145
Tax-exempt	**317**	313	**609**	632
Investment securities:				
Taxable	**3,283**	2,665	**6,185**	5,576
Tax-exempt	**283**	284	**571**	568
Dividends	**307**	248	**647**	488
Other	**831**	684	**1,623**	1,434
Total Interest and Dividend Income	**41,576**	26,869	**77,866**	52,843
INTEREST EXPENSE				
Deposits	**7,284**	2,643	**13,280**	4,803
Short-term borrowings	**341**	304	**635**	643
Long-term borrowings	**2,939**	2,958	**5,849**	5,840
Total Interest Expense	**10,564**	5,905	**19,764**	11,286
Net Interest Income	**31,012**	20,964	**58,102**	41,557
(Reversal of) provision for credit losses	**(228)**	(2,990)	**5,740**	(2,767)
(Reversal of) provision for unfunded commitments	**(354)**	(259)	**(834)**	(410)
Net Interest Income after (Reversal of) Provisions for Credit Losses and Unfunded Commitments	**31,594**	24,213	**53,196**	44,734
NONINTEREST INCOME				
Insurance commissions	**2,908**	2,747	**5,055**	4,862
Service charges on deposits	**1,179**	1,021	**2,273**	2,012
Wealth management	**1,090**	1,069	**2,150**	2,031
Gain from mortgage loans held for sale	**1,575**	34	**2,430**	82
ATM debit card charges	**905**	841	**1,736**	1,660
Earnings on investment in bank-owned life insurance	**627**	493	**1,207**	970
Gain on life insurance proceeds	**31**	—	**285**	—
Net gains on sales or calls of investment securities	**22**	—	**22**	69
Net gains (losses) on equity securities	**3**	1	**17**	(9)
Other	**342**	221	**691**	417
Total Noninterest Income	**8,682**	6,427	**15,866**	12,094
NONINTEREST EXPENSES				
Salaries and employee benefits	**13,693**	10,426	**26,554**	21,594
Equipment	**2,539**	1,570	**4,819**	3,299
Net occupancy	**1,277**	991	**2,719**	2,121
Professional services	**743**	529	**1,320**	1,145
FDIC and regulatory	**435**	348	**836**	723
Other tax	**220**	356	**747**	726
Intangible assets amortization	**1,141**	315	**1,998**	636
Merger-related	**1,943**	23	**9,974**	23
Other	**3,375**	1,833	**5,734**	3,786
Total Noninterest Expenses	**25,366**	16,391	**54,701**	34,053
Income Before Income Taxes	**14,910**	14,249	**14,361**	22,775
Income tax expense	**3,262**	2,970	**2,985**	4,728
Net Income	**$ 11,648**	$ 11,279	**$ 11,376**	$ 18,047
PER SHARE DATA				
Basic earnings	**$ 1.11**	$ 1.32	**$ 1.12**	$ 2.12
Diluted earnings	**$ 1.11**	$ 1.32	**$ 1.12**	$ 2.12
Weighted average shares basic	**10,451,469**	8,502,268	**10,130,666**	8,497,686
Weighted average shares diluted	**10,487,519**	8,540,706	**10,157,331**	8,526,177

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 10 of 12

Average Balances, Income and Expenses, Yields and Rates

(Dollars in thousands)	Three months ended June 30, 2025			Three months ended March 31, 2025			Three months ended December 31, 2024			Three months ended September 30, 2024			Three months ended June 30, 2024		
	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate
ASSETS															
Loans:															
Taxable	**$2,296,429**	**$ 36,555**	**6.38 %**	$2,080,231	$ 31,676	6.18 %	$1,619,245	$ 23,294	5.72 %	$1,618,879	$ 23,108	5.68 %	$1,612,380	$ 22,675	5.66 %
Tax-exempt	**58,903**	**401**	**2.73**	57,969	370	2.59	57,683	366	2.52	62,401	394	2.51	64,276	396	2.48
Total Loans[2]	**2,355,332**	**36,956**	**6.29**	2,138,200	32,046	6.08	1,676,928	23,660	5.61	1,681,280	23,502	5.56	1,676,656	23,071	5.53
Investment Securities:															
Taxable	**482,933**	**3,590**	**2.98**	447,986	3,242	2.93	431,338	2,786	2.57	441,135	2,868	2.59	442,390	2,913	2.65
Tax-exempt	**54,261**	**358**	**2.65**	54,659	365	2.71	54,453	359	2.62	54,549	359	2.62	54,644	359	2.64
Total Investments[3]	**537,194**	**3,948**	**2.95**	502,645	3,607	2.91	485,791	3,145	2.58	495,684	3,227	2.59	497,034	3,272	2.65
Interest-bearing deposits with banks	**77,348**	**831**	**4.31**	73,181	792	4.39	60,104	728	4.82	48,794	670	5.46	50,851	684	5.41
Total Earning Assets	**2,969,874**	**41,735**	**5.64**	2,714,026	36,445	5.45	2,222,823	27,533	4.93	2,225,758	27,399	4.90	2,224,541	27,027	4.89
Cash and due from banks	**25,610**			20,603			20,413			21,684			21,041		
Premises and equipment	**32,019**			29,903			25,679			25,716			25,903		
Other assets	**255,624**			224,522			181,180			184,105			187,937		
Allowance for credit losses	**(24,615)**			(19,939)			(17,153)			(17,147)			(20,124)		
Total Assets	**$3,258,512**			$2,969,115			$2,432,942			$2,440,116			$2,439,298		
LIABILITIES															
Interest-bearing demand deposits	**$ 612,812**	**$ 514**	**0.34 %**	$ 573,341	$ 524	0.37 %	$ 519,833	$ 511	0.39 %	$ 518,368	$ 552	0.42 %	$ 513,163	$ 275	0.22 %
Money markets	**536,755**	**2,706**	**2.02**	447,297	1,984	1.80	251,781	747	1.18	246,653	692	1.12	248,191	613	0.99
Savings deposits	**342,327**	**27**	**0.03**	331,103	27	0.03	315,512	34	0.04	318,291	26	0.03	327,274	30	0.04
Time deposits	**473,589**	**4,037**	**3.42**	410,749	3,461	3.42	268,559	1,987	2.94	258,053	1,842	2.84	263,045	1,725	2.64
Total Interest-Bearing Deposits	**1,965,483**	**7,284**	**1.49**	1,762,490	5,996	1.38	1,355,685	3,279	0.96	1,341,365	3,112	0.92	1,351,673	2,643	0.79
Short-term borrowings	**44,515**	**341**	**3.07**	38,721	294	3.08	23,087	12	0.21	38,666	204	2.10	37,256	304	3.28
Long-term borrowings	**255,347**	**2,939**	**4.62**	257,558	2,910	4.58	255,326	2,978	4.64	255,316	2,983	4.65	255,305	2,958	4.66
Total Borrowings	**299,862**	**3,280**	**4.39**	296,279	3,204	4.39	278,413	2,990	4.27	293,982	3,187	4.31	292,561	3,262	4.48
Total Interest-Bearing Liabilities	**2,265,345**	**10,564**	**1.87**	2,058,769	9,200	1.81	1,634,098	6,269	1.53	1,635,347	6,299	1.53	1,644,234	5,905	1.44
Noninterest-bearing demand deposits	**563,321**			512,966			464,949			477,350			485,351		
Other liabilities	**39,271**			36,934			27,887			29,946			28,348		
Stockholders' Equity	**390,575**			360,446			306,008			297,473			281,365		
Total Liabilities and Stockholders' Equity	**$3,258,512**			$2,969,115			$2,432,942			$2,440,116			$2,439,298		
Taxable Equivalent Net Interest Income		**31,171**			27,245			21,264			21,100			21,122	
Taxable Equivalent Adjustment		**(159)**			(155)			(152)			(158)			(158)	
Net Interest Income		**$ 31,012**			$ 27,090			$ 21,112			$ 20,942			$ 20,964	
Cost of Funds			**1.50%**			1.45 %			1.19 %			1.19 %			1.12%
FTE Net Interest Margin			**4.21%**			4.07 %			3.81 %			3.77 %			3.82%

[1] Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
[2] Average balances include non-accrual loans and are net of unearned income.
[3] Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 11 of 12

Average Balances, Income and Expenses, Yields and Rates

(Dollars in thousands)	Six months ended June 30, 2025			Six months ended June 30, 2024		
	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate
ASSETS						
Loans:						
Taxable	$ 2,188,852	$ 68,231	6.29 %	$ 1,592,745	$ 44,145	5.57 %
Tax-exempt	58,438	771	2.66	65,050	800	2.47
Total Loans[2]	2,247,290	69,002	6.19	1,657,795	44,945	5.45
Investment Securities:						
Taxable	465,556	6,832	2.96	454,928	6,064	2.68
Tax-exempt	54,459	723	2.68	54,692	719	2.64
Total Investments[3]	520,015	7,555	2.93	509,620	6,783	2.68
Interest-bearing deposits with banks	75,276	1,623	4.35	52,504	1,434	5.49
Total Earning Assets	2,842,581	78,180	5.55	2,219,919	53,162	4.82
Cash and due from banks	23,120			20,790		
Premises and equipment	30,967			26,051		
Other assets	240,235			187,458		
Allowance for credit losses	(22,290)			(20,044)		
Total Assets	$ 3,114,613			$ 2,434,174		
LIABILITIES						
Interest-bearing demand deposits	$ 593,185	$ 1,038	0.35 %	$ 512,932	$ 540	0.21 %
Money markets	492,273	4,690	1.92	248,244	1,149	0.93
Savings deposits	336,746	54	0.03	331,244	58	0.04
Time deposits	442,343	7,498	3.42	253,763	3,056	2.42
Total Interest-Bearing Deposits	1,864,547	13,280	1.44	1,346,183	4,803	0.72
Short-term borrowings	41,634	635	3.08	42,170	643	3.07
Long-term borrowings	256,447	5,849	4.60	252,004	5,840	4.66
Total Borrowings	298,081	6,484	4.39	294,174	6,483	4.43
Total Interest-Bearing Liabilities	2,162,628	19,764	1.84	1,640,357	11,286	1.38
Noninterest-bearing demand deposits	538,282			485,999		
Other liabilities	38,109			27,626		
Stockholders' Equity	375,594			280,192		
Total Liabilities and Stockholders' Equity	$ 3,114,613			$ 2,434,174		
Taxable Equivalent Net Interest Income		58,416			41,876	
Taxable Equivalent Adjustment		(314)			(319)	
Net Interest Income		$ 58,102			$ 41,557	
Cost of Funds			1.48 %			1.07 %
FTE Net Interest Margin			4.14 %			3.79 %

[1] Income on interest-earning assets has been computed on a fully taxable equivalent basis (FTE) using the 21% federal income tax statutory rate.
[2] Average balances include non-accrual loans and are net of unearned income.
[3] Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2025 Second Quarter Financial Results
July 24, 2025
Page 12 of 12

Non-GAAP Reconciliation

Note: *The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
(Dollars in thousands, except per share data)	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**
Tangible book value per share					
Stockholders' equity	**$ 395,151**	$ 386,883	$ 303,273	$ 306,755	$ 289,331
Less: Goodwill and intangible assets	**(89,143)**	(90,284)	(52,023)	(52,327)	(52,631)
Tangible common stockholders' equity (numerator)	**$ 306,008**	$ 296,599	$ 251,250	$ 254,428	$ 236,700
Shares outstanding, less unvested shares, end of period (denominator)	**10,442,269**	10,506,822	8,515,347	8,510,187	8,507,191
Tangible book value per share	**$ 29.30**	$ 28.23	$ 29.51	$ 29.90	$ 27.82
Tangible common equity to tangible assets (TCE/TA Ratio)					
Tangible common stockholders' equity (numerator)	**$ 306,008**	$ 296,599	$ 251,250	$ 254,428	$ 236,700
Total assets	**$ 3,259,528**	$ 3,270,041	$ 2,394,830	$ 2,420,914	$ 2,457,753
Less: Goodwill and intangible assets	**(89,143)**	(90,284)	(52,023)	(52,327)	(52,631)
Total tangible assets (denominator)	**$ 3,170,385**	$ 3,179,757	$ 2,342,807	$ 2,368,587	$ 2,405,122
Tangible common equity to tangible assets	**9.65 %**	9.33 %	10.72 %	10.74 %	9.84 %
Efficiency Ratio					
Noninterest expense	**$ 25,366**	$ 29,335	$ 18,388	$ 18,244	$ 16,391
Less: Intangible amortization	**1,141**	857	304	304	315
Less: Merger-related expense	**1,943**	8,031	885	1,137	23
Noninterest expense (numerator)	**$ 22,282**	$ 20,447	$ 17,199	$ 16,803	$ 16,053
Net interest income	**$ 31,012**	$ 27,090	$ 21,112	$ 20,942	$ 20,964
Plus: Total noninterest income	**8,682**	7,184	5,803	6,833	6,427
Less: Gain on life insurance proceeds	**31**	254	—	—	—
Less: Net gains on sales or calls of securities	**22**	—	—	—	—
Less: Net gains (losses) on equity securities	**3**	14	(28)	28	1
Total revenue (denominator)	**$ 39,638**	$ 34,006	$ 26,943	$ 27,747	$ 27,390
Efficiency ratio	**56.21 %**	60.13 %	63.83 %	60.56 %	58.61 %